Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-267464 on Form S-11/A of our report dated March 17, 2023, relating to the financial statements of American Healthcare REIT, Inc., appearing in the Annual Report on Form 10-K of American Healthcare REIT, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

January 2, 2024